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                                                                   Exhibit 4.11

                                WAIVER AGREEMENT


           WAIVER AGREEMENT, dated as of June 26, 2002, among Mercury Air Group, Inc., a Delaware corporation (the "Company"), J. H. Whitney Mezzanine Fund, L.P., a Delaware limited partnership ("WMF"), and each of the corporations which are signatories hereto listed as Guarantors (each a "Guarantor"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Purchase Agreement referred to below.

                              W I T N E S S E T H :
                              - - - - - - - - - - -

           WHEREAS, the Company and WMF are parties to a Securities Purchase Agreement, dated as of September 10, 1999 (as amended, modified or supplemented through the date hereof, the "Purchase Agreement"); and

           WHEREAS, the Company has requested that WMF provide the waiver provided for herein, and WMF has agreed to provide such waiver on the terms and conditions set forth herein;

           WHEREAS, the Guarantors are parties to the Guaranty.

           NOW, THEREFORE, it is agreed:

           1. Pursuant to Section 9.6 of the Purchase Agreement, the Company has agreed that it will not dispose any of its property, subject to the exceptions set forth in such section. The Company has advised WMF that it desires to enter into a proposed Asset Purchase Agreement between Signature Flight Support Corporation as Purchaser and the Company as Seller (the "Agreement"), a copy of which has been provided to WMF, pursuant to which the Company proposes to sell its fixed base flight operation at Hanscom Field located in Bedford, Massachusetts (the "Transaction"). Accordingly, the Transaction would be prohibited under Sections 9.6 of the Purchase Agreement and the Company has requested that WMF waive the covenants set forth therein to permit the Company to consummate the Transaction. WMF hereby waives compliance with Sections 9.6 of the Purchase Agreement and consents to the Company consummating the Transaction, subject to the satisfaction of each of the conditions set forth below:

           (a) the Transaction is consummated in accordance with the Agreement in the form delivered to WMF, without amendment, modification or waiver of any provision without the prior consent of WMF;

           (b) the net proceeds received from the Transaction (i.e., the purchase price less related expenses) shall be used to pay down the Term Loan under the Senior Credit Agreement;


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           (c) on or prior to the consummation of the Transaction, the Company shall have paid and WMF shall have received the full amount of Interest (as defined in the WMF Note) due on the WMF Note through June 30, 2002;

           (d) No Default or Event of Default under the Senior Credit Agreement shall exist as of the closing, and no Default or Event of Default thereunder shall occur by reason of the payment of interest as required under clause (c) prior to June 30, 2002; and

           (e) the delivery to WMF of original counterpart signature pages of this Waiver Agreement, duly executed and delivered by WMF, the Company, and each of the Guarantors.

        2. For purposes of the Guaranty, by their respective signatures below, each Guarantor hereby consents and agrees to the entering into of this Waiver Agreement and acknowledges and affirms that the Guaranty (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in accordance with its terms on the date hereof and after giving effect to this Waiver Agreement.

        3. This Waiver Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Purchase Agreement or any of the other Transaction Documents.

        4. In order to induce WMF to enter into this Waiver Agreement, the Company hereby represents and warrants that no default under any of the Transaction Documents or Event of Default exists or will exist as of the date hereof.

        5. This Waiver Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to WMF.

        6. THIS WAIVER AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

        7. This Waiver Agreement shall become effective when each of the Company, the Guarantors and WMF shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to WMF at its address listed in the Purchase Agreement.

        8. The Company will pay all expenses of WMF (including fees, charges and disbursements of counsel) in connection with this Waiver Agreement.


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        9. From and after the effective date of this Waiver Agreement, all references in the Purchase Agreement and each of the other Transaction Documents to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to this Waiver Agreement.


                           [INTENTIONALLY LEFT BLANK]



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        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver Agreement to be duly executed and delivered as of the date first above written.


                                            MERCURY AIR GROUP, INC.
                                            (A DELAWARE CORPORATION)



                                            By:
                                               --------------------------------
                                            Name: Joseph A. Czyzyk
                                            Title:  Chief Executive Officer


                                            J. H. WHITNEY MEZZANINE FUND, L.P.


                                            By: Whitney GP, L.L.C.
                                                Its General Partner


                                            By:
                                               --------------------------------
                                               Name:
                                               A Managing Director



GUARANTORS:

MERCFUEL, INC.

By:
   --------------------------------
Name: Joseph A. Czyzyk
Title: Chief Executive Officer


MAYTAG AIRCRAFT CORPORATION

By:
   --------------------------------
Name: Joseph A. Czyzyk
Title:  Chief Executive Officer



MERCURY AIR CARGO, INC.

By:
   --------------------------------

Name: Joseph A. Czyzyk
Title:   Chief Executive Officer


AEG FINANCE CORPORATION

By:
   --------------------------------
Name:  Joseph A. Czyzyk
Title:    Chief Executive Officer

MERCURY AIR CENTERS, INC.
(F/K/A WOFFORD FLYING SERVICES, INC.)


By:
   --------------------------------
Name:  Joseph A. Czyzyk
Title:   Chief Executive Officer


HERMES AVIATION, INC.


By:
   --------------------------------
Name:  Joseph A. Czyzyk
Title:   Chief Executive Officer


VULCAN AVIATION, INC.


By:
   --------------------------------
Name: Joseph A. Czyzyk
Title:  Chief Executive Officer


JUPITER AIRLINE AUTOMATION SERVICES, INC.
(F/K/A  RPA AIRLINE AUTOMATION SERVICES, INC. )


By:
   --------------------------------
Name Joseph A. Czyzyk
Title:   Chief Executive Officer


MERCURY ACCEPTANCE CORPORATION


By:
   --------------------------------
Name:   Joseph A. Czyzyk
Title:   Chief Executive Officer


EXCEL CARGO, INC.


By:
   --------------------------------
Name:  Joseph A. Czyzyk
Title:   Chief Executive Officer



                      [SIGNATURE PAGE TO WAIVER AGREEMENT]